Exhibit 99.1

Joe Diaz	Beth Kaplan
Investor Relations, Lytham Partners	Public Relations Director, Accuray
+1 (602) 889-9700	+1 (408) 789-4426
diaz@lythampartners.com	bkaplan@accuray.com

Accuray Reports Third Quarter Fiscal 2021 Financial Results

SUNNYVALE, Calif., April 27, 2021 — Accuray Incorporated (NASDAQ: ARAY) today reported its financial results for the third quarter of fiscal 2021 ended March 31, 2021.

Third Quarter Fiscal 2021 Summary

•	Net revenue of $102.6 million including $24.9 million of system revenue in China
•	Gross orders of $87.4 million, ending backlog of $610.8 million, an increase of 7 percent from March 31, 2020
•	GAAP operating income of $4.4 million and GAAP net loss of $0.4 million compared to GAAP operating income of $8.0 million and GAAP net income of $2.6 million in the prior year third quarter
•	Received 510(k) FDA clearance for ClearRT™ Helical kVCT Imaging for the Radixact® System

“Our second quarter performance continues to reflect the positive momentum our business is making despite the headwinds created by the COVID-19 environment, said Josh Levine, President and CEO of Accuray. “Highlights from our second quarter performance include the beginning of system revenue conversion related to the Type A radiotherapy licenses in China as well as receiving 510(k) FDA clearance of our ClearRT Helical kVCT Imaging platform for the Radixact System. We are pleased with the continued resilience and commercial cadence that our business is exhibiting as well as the recent product innovation/upgrades coming through our development pipeline. We believe the additions of the Cyberknife S7 System, Synchrony on Radixact, and ClearRT Helical kVCT Imaging to our portfolio will have meaningful clinical impact for our customers and we look forward to the adoption of these important features and the functional improvement they represent in clinical practice.”

Fiscal Third Quarter Results

Gross orders totaled $87.4 million compared to $106.0 million for the prior fiscal year period. Backlog as of March 31, 2020 was $610.8 million, an increase of 7 percent compared to $569.9 million for the prior fiscal year period.

Total net revenue was $102.6 million compared to $99.5 million in the same prior fiscal year period. Product revenue totaled $47.4 million compared to $45.5 million in the same prior fiscal year period, while service revenue totaled $55.1 million compared to $54.0 million in the same prior fiscal year period.

Total gross profit for the fiscal 2021 third quarter was $39.5 million, or 38.5 percent of net revenue, comprised of product gross margin of 41.6 percent of product revenue and service gross margin of 35.9 percent of service revenue. This compares to total gross profit of $39.1 million, or 39.3 percent of net revenue, comprised of product gross margin of 39.4 percent of product revenue and service gross margin of 39.2 percent of service revenue in the prior fiscal year second quarter.

Operating expenses were $35.1 million, an increase of 13 percent compared to $31.2 million in the prior fiscal year third quarter.

Net loss was $0.4 million, or $0 per share, compared to a net income of $2.6 million, or $0.3 per share, in the same prior fiscal year period.

Adjusted EBITDA for the third fiscal quarter 2021 was $8.8 million compared to $11.3 million in the same prior fiscal year period.

Cash, cash equivalents and short-term restricted cash were $130.1 million as of December 31, 2020 compared with $116.0 million as of December 31, 2020.

Fiscal Nine Months Results

For the nine months ended March 31, 2021, gross product orders totaled $213.3 million compared to $283.0 million in the same prior fiscal year period. Ending product backlog was $610.8 million, approximately 7 percent higher than backlog at the end of the prior fiscal year third quarter.

Total net revenue for the nine months ended March 31, 2021 was $285.4 million compared to $288.0 million in the same prior fiscal year period. Product revenue for the nine months ended March 31, 2021 totaled $120.5 million compared to $126.9 million, while service revenue totaled $164.9 million compared to $161.1 million in the same prior fiscal year period.

Total gross profit for the nine months ended March 31, 2021 was $115.8 million, or 40.6 percent of net revenue, comprised of product gross margin of 42.6 percent of product revenue and service gross margin of 39.1 percent of service revenue. This compares to total gross profit of $110.0 million, or 38.2 percent of net revenue, comprised of product gross margin of 41.9 percent of product revenue and service gross margin of 35.2 percent of service revenue in the same prior fiscal year period.

Operating expenses for the nine months ended March 31, 2021 were $97.7 million, a decrease of 5 percent compared with $102.7 million in the same prior fiscal year period.

Net income was $4.8 million, or $0.05 per share, for the nine months ended March 31, 2021, compared to net income of $4.0 million, or $0.04 per share, in the same prior fiscal year period. The prior year nine months period ended March 31, 2020 included a non-cash, special gain of $13.0 million related to the value of the Company’s capital contribution to the Company’s China joint venture. The gain was recorded as non-operating, other income in the prior fiscal year second quarter.

Adjusted EBITDA for the nine months ended March 31, 2021 was $22.9 million, compared to $17.4 million in the prior fiscal year period, which excludes the non-cash, special gain related to the Company’s capital contribution to the China joint venture recorded in the prior fiscal year second quarter.

Financial Guidance

The impact of the COVID-19 pandemic on Accuray’s fiscal 2021 results remains uncertain. Given the continued evolution of the COVID-19 pandemic and the uncertainty surrounding its impact on the global economy and the healthcare industry, Accuray believes it is prudent to refrain from providing financial guidance for fiscal year 2021.

Conference Call Information

Accuray will host a conference call beginning at 1:30 p.m. PT/4:30 p.m. ET today to discuss results for the third quarter of fiscal 2021 as well as recent corporate developments. Conference call dial-in information is as follows:

•	U.S. callers: (833) 316-0563
•	International callers: (412) 317-5747

Individuals interested in listening to the live conference call via the Internet may do so by logging on to the Investor Relations section of Accuray’s website, www.accuray.com.

In addition, a taped replay of the conference call will be available beginning approximately one hour after the call’s conclusion and will be available for seven days. The replay number is (877) 344-7529 (USA), or (412) 317-0088 (International), Conference ID: 10154473.An archived webcast will also be available at Accuray’s website until Accuray announces its results for the fourth quarter of fiscal 2021.

Use of Non-GAAP Financial Measures

Accuray has supplemented its GAAP net income (loss) with a non-GAAP measure of adjusted earnings before interest, taxes, depreciation, amortization, gain on contribution to equity method investment in joint venture and stock-based compensation (“adjusted EBITDA”). Management believes that this non-GAAP financial measure provides useful supplemental information to management and investors regarding the performance of the Company and facilitates a meaningful comparison of results for current periods with previous operating results. A reconciliation of GAAP net income (the most directly comparable GAAP measure) to non-GAAP adjusted EBITDA is provided in the schedules below.

There are limitations in using non-GAAP financial measures because they are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. These non-GAAP financial measures should not be considered in isolation or as a substitute for GAAP financial measures.  Investors and potential investors should consider non-GAAP financial measures only in conjunction with the Company’s consolidated financial statements prepared in accordance with GAAP.

About Accuray

Accuray Incorporated (Nasdaq: ARAY) develops, manufactures and sells radiotherapy systems that are intended to make cancer treatments shorter, safer, personalized and more effective, ultimately enabling patients to live longer, better lives. Our radiation treatment delivery systems in combination with fully-integrated software solutions set the industry standard for precision and cover the full range of radiation therapy and radiosurgery procedures. For more information, please visit www.accuray.com.

Safe Harbor Statement

Statements made in this press release that are not statements of historical fact are forward-looking statements and are subject to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this press release relate, but are not limited, to the Company's future results of operations, including expectations regarding gross orders, order volume and age-outs; expectations regarding the effect of the COVID-19 pandemic on the Company; the Company’s ability to adapt and make the necessary adjustments to compete and operate effectively; the Company’s continued resilience and ability to continue to realize the benefits of working capital management and cash preservation activities; expectations regarding future sales in China; expectations regarding the Company’s Chinese joint venture, including the timing of and ability to drive revenue conversion and introduce a Type B product to the market in China as well as the operating impact of the joint venture on the Company’s income statement; expectations regarding the Company’s product innovations and developments, including expectations related to future regulatory approvals; expectations regarding the Company’s product portfolio, the clinical impact and value of those products on our customers, and market adoption of such products, including with respect to the Company’s Synchrony on Radixact, CyberKnife S7 System and Clear RT Helical kVCT Imaging upgrades as well as other strategic product innovations; expectations regarding the commercial launch of Clear RT Helical kVCT Imaging; expectations regarding the new Centers for Medicare and Medicaid Services alternative payment model and reimbursement schedule; expectations regarding the future of radiotherapy treatment; and the Company's leadership position in radiation oncology innovation and technologies.  These forward-looking statements involve risks and uncertainties.  If any of these risk or uncertainties materialize, or if any of the Company's assumptions prove incorrect, actual results could differ materially from the results express or implied by these forward-looking statements.  These risks and uncertainties include, but are not limited to, the effect of the COVID-19 pandemic on the operations of the Company and those of its customers and suppliers; the Company's ability to achieve widespread market acceptance of its products, including new product and software offerings; the Company’s ability to develop new products or enhance existing products to meet customers’ needs and compete favorably in the market, the Company’s ability to effectively integrate and execute the joint venture, the Company’s ability to realize the expected benefits of the joint venture; the ability of customers in China to obtain Class A or B user licenses to purchase radiotherapy systems; risks inherent in international operations; the Company's ability to effectively manage its growth; the Company's ability to maintain or increase its gross margins on product sales and services; delays in regulatory approvals or the development or release of new offerings; the Company's ability to meet the covenants under its credit facilities; the Company's ability to convert backlog to revenue; and such other risks identified under the heading "Risk Factors" in the Company's Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission (the "SEC") on November 4, 2020 and as updated periodically with the Company's other filings with the SEC.

Forward-looking statements speak only as of the date the statements are made and are based on information available to the Company at the time those statements are made and/or management's good faith belief as of that time with respect to future events.  The Company assumes no obligation to update forward-looking statements to reflect actual performance or results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. Accordingly, investors should not put undue reliance on any forward-looking statements.

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Financial Tables to Follow

 Accuray Incorporated

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2021	2020	2021	2020
Gross Orders	$87,365	$105,959	$213,258	$283,002
Net Orders	62,826	76,652	128,843	205,537
Order Backlog	610,795	569,901	610,795	569,901
Net revenue:
Products	$47,439	$45,527	$120,502	$126,892
Services	55,123	54,021	164,851	161,059
Total net revenue	102,562	99,548	285,353	287,951
Cost of revenue:
Cost of products	27,709	27,573	69,237	73,661
Cost of services	35,311	32,842	100,340	104,314
Total cost of revenue	63,020	60,415	169,577	177,975
Gross profit	39,542	39,133	115,776	109,976
Operating expenses:
Research and development	13,268	11,164	37,372	37,569
Selling and marketing	10,567	11,106	29,813	35,699
General and administrative	11,281	8,894	30,498	29,396
Total operating expenses	35,116	31,164	97,683	102,664
Income from operations	4,426	7,969	18,093	7,312
Income (loss) on equity investment, net	(68)	222	1,021	222
Other income (expense), net	(4,027)	(5,281)	(12,981)	(1,954)
Income before provision for income taxes	331	2,910	6,133	5,580
Provision for income taxes	721	285	1,352	1,601
Net income (loss)	$(390)	$2,625	$4,781	$3,979
Net income (loss) per share - basic	$(0.00)	$0.03	$0.05	$0.04
Net income (loss) per share - diluted	$(0.00)	$0.03	$0.05	$0.04
Weighted average common shares used in computing income (loss) per share:
Basic	93,123	90,476	92,106	89,585
Diluted	93,123	90,855	93,422	90,429

Accuray Incorporated

Condensed Consolidated Balance Sheets

(in thousands)

(Unaudited)

	March 31,	June 30,
	2021	2020
Assets
Current assets:
Cash and cash equivalents	$126,335	$107,577
Restricted cash	3,811	997
Accounts receivable, net	69,914	90,599
Inventories	136,854	134,374
Prepaid expenses and other current assets	21,030	21,227
Deferred cost of revenue	1,440	2,712
Total current assets	359,384	357,486
Property and equipment, net	12,327	15,349
Investment in joint venture	16,579	13,929
Goodwill	57,909	57,717
Intangible assets, net	492	663
Operating lease right-of-use assets	24,066	28,647
Other assets	16,069	17,136
Total assets	$486,826	$490,927
Liabilities and equity
Current liabilities:
Accounts payable	$17,869	$23,126
Accrued compensation	21,217	17,963
Operating lease liabilities, current	8,455	8,224
Other accrued liabilities	22,745	27,180
Customer advances	23,231	22,571
Deferred revenue	80,677	83,207
Short-term debt	18,942	—
Total current liabilities	193,136	182,271
Long-term other liabilities	8,950	7,416
Deferred revenue	23,212	24,125
Operating lease liabilities, non-current	18,888	24,173
Long-term debt	164,090	189,307
Total liabilities	408,276	427,292
Equity:
Common stock	93	91
Additional paid-in capital	554,673	545,741
Accumulated other comprehensive income (loss)	716	(484)
Accumulated deficit	(476,932)	(481,713)
Total equity	78,550	63,635
Total liabilities and equity	$486,826	$490,927

Accuray Incorporated

Reconciliation of GAAP Net Income to Adjusted Earnings Before Interest, Taxes, Depreciation,

Amortization and Stock-Based Compensation (Adjusted EBITDA)

(in thousands)

(Unaudited)

	March Months Ended March 31,		Nine Months Ended March 31,
	2021	2020	2021	2020
GAAP net income	$(390)	$2,625	$4,781	$3,979
Depreciation and amortization	1,663	1,869	3,313	5,566
Stock-based compensation	2,364	2,016	4,608	5,865
Interest expense, net	4,430	4,513	8,823	13,396
Gain on contribution to equity method investment in joint venture (a)	—	—	—	(12,965)
Provision for income taxes	721	285	1,352	1,601
Adjusted EBITDA	$8,788	$11,308	$22,877	$17,442

_____________________________________________________________________

(a) Consists of non-cash gain related to the value of the Company’s capital contribution to the China joint venture.